The following is a transcript of the earnings conference call of RAIT Financial Trust, or RAIT, held on August 1, 2013.

DISCLAIMER

The information contained in this transcript is a textual representation of RAIT’s conference call and while efforts were made to provide an accurate transcription, there may be material errors, omissions or inaccuracies in the reporting of the substance of the conference calls. In no way does RAIT assume any responsibility for any investment or other decisions made based upon the information provided on in this event transcript. Users are advised to review RAIT’s conference call itself and RAIT’s SEC filings before making any investment or other decisions.

CORPORATE PARTICIPANTS

Andres Viroslav RAIT Financial Trust — VP and Director of Corporate Communications

Scott Schaeffer RAIT Financial Trust — CEO

Jim Sebra RAIT Financial Trust — CFO and Treasurer

CONFERENCE CALL PARTICIPANTS

Jason Stewart Compass Point Research & Trading — Analyst

David Walrod Ladenburg Thalmann & Company Inc. — Analyst

Jon Evans JWest, LLC — Analyst

Steve DeLaney JMP Securities — Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the second-quarter 2013 RAIT Financial Trust earnings conference call. My name is Lacey and I will be your coordinator for today. At this time, all participants are in listen-only mode. We will facilitate a question-and-answer session towards the end of the presentation. (Operator Instructions) As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today’s call, Andres Viroslav, Vice President. Please proceed.

Andres Viroslav - RAIT Financial Trust — VP and Director of Corporate Communications

Thank you, Lacey, and good morning to everyone. Thank you for joining us today to review RAIT Financial Trust’s second-quarter 2013 financial results. On the call with me today are Scott Schaeffer, Chief Executive Officer; and Jim Sebra, RAIT’s Chief Financial Officer.

This morning’s call is being webcast on our website at www.raitft.com. There will be a replay of the call available via webcast on our website, and telephonically beginning at approximately 11 a.m. Eastern Time today. The dial-in for the replay is 888-286-8010 with a confirmation code of 84101872.

Before I turn the call over to Scott, I would like to remind everyone that there may be forward-looking statements made in this call. These forward-looking statements reflect RAIT’s current views with respect to future events and financial performance. Actual results could differ substantially and materially from what RAIT has projected. Such statements are made in good faith pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Please refer to RAIT’s press release and filings with the SEC for factors that could affect the accuracy of our expectations or cause our future results to differ materially from those expectations. Participants may discuss non-GAAP financial measures in this call. A copy of RAIT’s press release containing financial information, other statistical information, and a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is attached to RAIT’s most recent current report on Form 8-K available at RAIT’s website, www.raitft.com under Investor Relations. RAIT’s other SEC filings are also available through this link. RAIT does not undertake to update forward-looking statements in this call or with respect to matters described herein, except as maybe required by law.

Participants may discuss an offering of common stock by Independence Realty Trust, Inc., a RAIT-sponsored and managed multifamily equity REIT. An amendment to the registration statement relating to these securities has been filed with the SEC, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the amendment becomes effective. A copy of the amendment may be obtained by contacting Investor Relations at the contact information in the press release, and is available on the SEC’s website at www.SEC.gov.

Now I would like to turn the call over to RAIT’s Chief Executive Officer, Scott Schaeffer. Scott?

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks, Andres. And thank you all for joining our call today.

I am pleased to report another solid quarter for RAIT. The results this quarter when compared to the second quarter of 2012 highlight our continuing progress. AFFO increased 78% to $22.1 million. Total revenues increased 22% to $58.6 million. Operating income increased 126% to $14.7 million, and net operating income from our portfolio of owned properties increased to $12.9 million or 7.4%.

We continue experiencing growth in all aspects of our business — loan originations, conduit loan sales, and owned property occupancy and net operating income. This growth, plus stable credit performance within our loan portfolio, remain the key drivers of our performance.

Loan production continues to increase. During the quarter, we originated $171 million of loans, including $139 million of conduit loans, $19 million of bridge loans, and $13 million of mezzanine loans for the balance sheet. Repayments in our commercial real estate loan book continue at a slow pace, with only $3.7 million repaying during the quarter.

Our conduit business continues to grow, even with the recent volatility in rates. The sharp increase in the 10-year treasury rate in June, along with a widening of spreads, temporarily slowed the market, and ultimately delayed the closing of a number of our loans. Even in these conditions, we closed over $139 million of conduit loans, and sold almost $80 million of loans during the second quarter, versus selling $41 million of loans during the first quarter of 2013. Currently, the market seems to be stable and spreads are tightening. Going forward, we expect both loan closing and sales to continue increasing.

Our floating-rate bridge lending business is also growing. I’m extremely pleased to highlight, as announced yesterday, we recently closed on our first floating-rate securitization. Once fully ramped, the securitization will have $135 million of floating-rate bridge loans collateralizing $101 million of nonrecourse match-funded bonds, and $34 million of RAIT equity. These assets and liabilities will remain consolidated on RAIT’s balance sheet and our equity will earn a high-teens return. As we continue to grow our bridge lending pipeline, we expect to be a repeat issuer of these floating-rate securitizations.

As a result of the performance across our core businesses, RAIT’s Board announced our third consecutive quarterly common dividend increase to $0.13 per share for the second quarter of 2013, representing a 63% increase from the second quarter of 2012 dividend of $0.08.

At this point, I’d like to turn the call over to Jim to go through the financial results in more detail. Jim?

Jim Sebra - RAIT Financial Trust — CFO and Treasurer

Thank you, Scott.

During the second quarter, AFFO per share increased 28% to $0.32, up from $0.25 in the second quarter of 2012.

Compared to Q2 2012, investment interest income was up $2.5 million due to increased loan production, while investment interest expense was down $1.2 million, as our interest rate hedges continued to amortize according to their terms. As a result, net interest margin increased $3.7 million, an 18% increase. As we have highlighted on previous earnings calls, for the remainder of 2013, we are expecting additional savings, when compared to 2012, in our interest rate hedge costs associated with our CRE CDOs of approximately $1.5 million, as $28 million of hedges will continue to amortize. For the three months ended June 30, 2013, our loan production was $171 million, with $139 million associated with our conduit business. The new loans we are closing have underwritten debt yields ranging from 8% to 16%. From a portfolio perspective, our credit statistics are stable, with our non-accrual loans decreasing to $66 million, or 5.7% of our loan portfolio. We continue to maintain loan-loss reserves at approximately 37% of our non-accrual loans, and believe that we are adequately reserved for any future potential losses.

Rental income increased by 9% or $2.4 million in Q2 2013 as compared to Q2 2012, due primarily to continued improvement in occupancy and rental rates across our real estate portfolio. The two properties that we acquired late in the second quarter of 2012, and the one property we acquired in October 2012, made up $900,000 of this increase quarter-over-quarter. At the end of the second quarter 2013, we acquired a 328 unit apartment property in Durham, North Carolina for $35.4 million in consideration. RAIT held $33.8 million of first mortgages and mezzanine debt on the property, and issued $1.6 million of limited partnership units to complete the transaction. The transaction was done in a tax-deferred manner for the seller, and the purchase price was $1.5 million below its appraised value. Accordingly, we recorded a gain on the transaction. Additionally during the second quarter, we agreed to sell a 239 unit apartment property in Little Rock, Arkansas, and recorded an estimated loss on sale of $1.3 million. With respect to our portfolio as a whole, multifamily occupancy at the end of Q2 2013 was 92.6%, up from 91.2% in Q2 2012. Average office and retail occupancy at the end of the second quarter was 72%, up from 70.6% in Q2 2012. Rental rates also continued to improve within our multifamily business, increasing to $727 per unit per month during the second quarter of 2013, just under a 5% increase from second quarter last year.

Lastly, fee and other income is up $4.7 million in Q2 2013 as compared to Q2 2012, primarily due to the sale of $79 million of conduit loans, which resulted in $4.5 million of profit during the quarter.

With respect to our expenses, a couple items of note. Interest expense for the second quarter is down $800,000 compared to the second quarter of last year, due to lower outstanding debt and lower interest cost on $25 million of subordinated debt that flipped from a fixed rate of interest to a floating rate of interest during the second quarter of last year.

Property operating expenses for the second quarter of this year increased by $1.4 million as compared to the second quarter of last year, primarily due to the two properties we acquired late in the second quarter of 2012 and the one property we acquired in October 2012. In our existing portfolio, real estate tax expenses increased in the second quarter this year, due to property tax refunds that we received in the second quarter of last year.

The improvement in rental revenue and stability of our property operating expenses improved net operating income by $900,000 to $12.9 million for the second quarter of this year, a 7% increase since the second quarter of last year.

Combined compensation and administrative expenses are down to approximately 17% of total revenue in the second quarter this year, as compared to 19% of total revenue in the second quarter of last year. While we are growing our business platform, we are being mindful of our expenses and managing them effectively.

For the second quarter of 2013, operating income was $14.7 million, a 126% increase over the second quarter of operating income of $6.5 million last year. That is an $8.2 million increase quarter-to-quarter.

As in prior quarters, we reported a GAAP net loss for the second quarter this year of $66 million or $0.94 per share. The GAAP net loss was attributable to $76 million of continued negative changes in the fair value of our various financial instruments. The primary driver of the negative changes in the fair value of our various financial instruments was an increase in the market price of the legacy Taberna securitization liabilities during the second quarter of this year. Please remember that the changes in the fair value of our various financial instruments are non-cash. As such, we believe that our presentation and discussion of AFFO is more indicative of our financial performance.

With respect to our CRE CDOs, we continue to meet all overcollateralization tests. At June 30, 2013, CRE CDO 1 reported an OC test of 126.8%, above the required level of 116.2%. CRE CDO 2 reported an OC test of 117.7%, above the required level of 111.7%. These OC tests are largely unchanged compared to year-end 2012.

As of June 30, 2013, we continue to maintain good liquidity and capital available for investment. We ended the quarter with $468 million of capital available for investments, comprised of $60 million of cash on-hand, $238 million of availability under our two conduit warehouse lines, $135 million of availability under our bridge loan facility, and $35 million of remaining commitment from Almanac’s affiliate.

Scott, this concludes the financial report. Back to you.

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks, Jim. Before opening up the call for questions, I’d like to provide a brief update regarding Independence Realty Trust, a RAIT-sponsored and managed multifamily equity REIT. IRT has begun marketing efforts for an underwritten public offering of 4 million shares of its common stock, with an expected price range between $10 and $11 per share. IRT’s common stock has been approved for listing, subject to final notice of issuance, on the New York Stock Exchange MKT. At this time, I am limited in my ability to discuss this offering, and direct you to IRT’s filed amendment, as Andres has mentioned earlier.

And at this time, operator, let’s open the call up to questions.

QUESTION AND ANSWER

Operator

(Operator Instructions) Jason Stewart, Compass Point.

Jason Stewart - Compass Point Research & Trading — Analyst

Thanks for taking the questions. On the fair value instrument market, how can you tell us how much of the $76 million was Taberna? And then maybe go into a little bit of a discussion on the commercial real estate, the CMBS business? It looks like you sold only a fraction of what you originated. And then whether there was any impact on fair value there, and where you’re seeing margins on that business? Thanks.

Scott Schaeffer - RAIT Financial Trust — CEO

I’ll take the second part of your question first, Jason, if that’s okay. The CMBS business, as we stated, we originated over $170 million of loans, and we contributed to three different securitizations during the quarter. One of those securitizations closed at the very end of the second quarter, but we had to have our loans closed by — I think it was the first week in June, in order to be included in that securitization.

Every loan that we had closed up through that point in the beginning of June was sold. There were no kick-outs. We weren’t holding anything further on our balance sheet at that time. But then we continued to originate loans — and close loans — through the end of June, the last three weeks. And that’s the difference between the $171 million that we originated and the $80 million that we sold.

We were very fortunate because the loans that we had originated and closed early in the quarter were all sold prior to the turmoil. The loans that we closed at the end of June were priced accordingly as spreads widened. So, things worked out very well in that regard. So, hopefully, that answers your question and Jim can take the first part.

Jim Sebra - RAIT Financial Trust — CFO and Treasurer

Sure, Jason, Jim here. The mark to market on the liabilities was just around $84 million, and the mark to market on the assets and the Almanac warrant was right around $8 million positive.

Jason Stewart - Compass Point Research & Trading — Analyst

Okay, thanks. So (multiple speakers) —

Scott Schaeffer - RAIT Financial Trust — CEO

And Jason, let me just clarify. I misspoke. It was $139 million of conduit loans we originated. The $170 million was all loans.

Jason Stewart - Compass Point Research & Trading — Analyst

Got you. And so, if I think about that right, I mean the right conclusion to draw there is that there was no impact from the widening CMBS spreads in the second quarter, and we shouldn’t expect any, given that those — the last loans originated were [for] deals and they were priced properly for the current environment. So there’s no impact expected in the third quarter. That’s the right conclusion?

Scott Schaeffer - RAIT Financial Trust — CEO

That’s correct.

Jason Stewart - Compass Point Research & Trading — Analyst

Okay, that’s great. And then the CMBS — the floating-rate CMBS deal looks great. It already looks great on that. I wasn’t expecting you to have such flexibility on the funded portion where you could continue to originate and ramp into it. Does that change the way you think about that business at all? I mean, is that a little bit better of a structure than you’d anticipated getting?

Scott Schaeffer - RAIT Financial Trust — CEO

Well, it’s a structure that we were working on from day one. We were pleased that the rating agencies and the bond buyers were agreeable to it. And it does give — as you say, give us some flexibility. I mean, clearly, the loans that we will fund to close out that pool will look exactly like and be rated similar to the loans that we closed before. So while there is flexibility on the timing of the closing of the loans, the loans are all going to look exactly like the existing pool.

Jason Stewart - Compass Point Research & Trading — Analyst

Great. One last one and then I’ll jump out. The fee and other income line, Jim — was there anything going on there? I mean maybe you could break it out. Because it looks like if I’m doing my math right, which could be totally wrong — $4.5 million of that fee and other income line was from the gain on the CMBS business. Could you just give us a little bit more color on what the rest of it was?

Jim Sebra - RAIT Financial Trust — CFO and Treasurer

Sure thing. Of the fee and other items, $4.5 million was from the securitization business, but just under $400,000 was associated with the management fees we get from managing the Taberna I securitizations. And about $1 million is associated with property management fees and reimbursement income associated with our property management business. And there is about $700,000 of other income comprised of other asset-managed fees as well as some settlements from legal transactions that occurred in the past.

Jason Stewart - Compass Point Research & Trading — Analyst

Great. Thank you.

Jim Sebra - RAIT Financial Trust — CFO and Treasurer

You’re welcome.

Operator

David Walrod, Ladenburg.

David Walrod - Ladenburg Thalmann & Company Inc. — Analyst

I wanted to clarify on the securitization business, Scott, in your prepared remarks, you said that due to the rate volatility, that several deals didn’t close before the end of the quarter. Is that to imply then that July was a very active month, as those deals closed in July? Or is July more — has the quarter started out more, I guess, kind of steady as you had planned it all along?

Scott Schaeffer - RAIT Financial Trust — CEO

July has been very active, David.

David Walrod - Ladenburg Thalmann & Company Inc. — Analyst

July has been active. Okay. So some of those deals that didn’t close did close in July. Good. And then my next question was, you raised capital, common stock late in March. How long did it take you to deploy that capital? And what sort of a drag do you think it caused on your results this quarter?

Scott Schaeffer - RAIT Financial Trust — CEO

The capital — you have to remember, let me go back. The capital that comes in and goes out as we sell loans into the securitizations. So, the fact that we had — I think Jim reported $60 million of available cash at the end of the quarter, that you have to remember is, after our third securitization that we contributed loans into, closed right at the end of June. So the capital has been put to work throughout the quarter. It was necessary for us to have raised it. And it’s used and then it comes back. And that’s just the way the CMBS business is. We originate then we sell. We originate, we sell. And that capital is necessary to continue to fund that business

David Walrod - Ladenburg Thalmann & Company Inc. — Analyst

I understand. I just didn’t know. Sometimes it takes some time to get the capital deployed and that can cause a temporary drag on earnings. I just (multiple speakers) —

Scott Schaeffer - RAIT Financial Trust — CEO

I would tell you that the capital was not fully deployed until near the end of the second quarter.

David Walrod - Ladenburg Thalmann & Company Inc. — Analyst

Okay, thank you. That’s very helpful. Okay. Thanks a lot, guys.

Operator

Jon Evans, JWest, LLC.

Jon Evans - JWest, LLC — Analyst

Can you — I think last quarter, you give us a statistic of you had $180 million kind of under contract. Didn’t know if you’d close them. Would you be willing to tell us what you’ve got under contract or talk about the pipeline as you go into the September quarter?

Scott Schaeffer - RAIT Financial Trust — CEO

What I’m comfortable telling you is that the pipeline is full. It continues to grow. And the — we have the same view of the loan origination business. I did say $180 million. We got to $171 million, notwithstanding the turmoil. It would’ve been more. And we believe that the second quarter, we should continue to see similar growth — for the third quarter, excuse me.

Jon Evans - JWest, LLC — Analyst

So, when you say similar growth, are you talking about similar growth sequentially? Because you went from $90 million to $170 million. Are you going to see that kind of sequential growth? Or are you just talking about the $170 million again?

Scott Schaeffer - RAIT Financial Trust — CEO

Beyond the $170 million. We believe that the third quarter will be — loan originations will be higher than they were in the second quarter, that we will continue growing. You have to remember, and I know it sounds like I’m hedging, it’s a lumpy business. And when you have the situation (multiple speakers) —

Jon Evans - JWest, LLC — Analyst

No, no, I get that. I mean, you missed it by $10 million — you’re at $10 million, but I mean, it moved into July. But I mean, can you give us a sense of — it would be helpful if you could give us any kind of range or anything. Would you hope to grow 5% or 10% sequentially? I mean, if you’re successful? I mean, we all know that there’s issues.

Scott Schaeffer - RAIT Financial Trust — CEO

John, if you’re not going to hold me to it, I’ll tell you that there’s $265 million in the third quarter that we have under application to close in the third quarter.

Jon Evans - JWest, LLC — Analyst

And yes — and whether you close them all, we all know that there’s issues that happen in the market and things wiggle. The other question I would have for you is, can you talk a little bit about your projected free cash flows? So you’ve made that statement many slides, the $0.93 to $1.23. You didn’t update that. Is that — can you just give us a sense? Are you still comfortable with that projection for this year with those two?

Jim Sebra - RAIT Financial Trust — CFO and Treasurer

Sure. This is Jim Sebra. We’re in the process of updating that slide and putting that presentation out over the next couple of days or weeks. We — yes, we’re comfortable kind of still in that kind of projection range.

Jon Evans - JWest, LLC — Analyst

Okay. And then the other question is, I understand there is a lag to how you deploy the money and that you have to deploy the money, and then you have to start earning. You get the fees immediately, but then you have to start earning on the assets, especially on the mezz piece that you keep or the residual I/O.

Can you help us understand — let’s just assume you did $1.00, kind of in the middle or the lower end of that range. How do we think about the payout of $1.00 on a year in projected cash flow? Because if you look at your guidance, I know you want to be very conservative, but how should we think about the payout matriculating over time?

Scott Schaeffer — RAIT Financial Trust — CEO

Well, right now, we’re at an approximate 65% payout ratio of our free cash in the second quarter. And the 65% obviously is a level that the Board has approved. They look at it each quarter. And we expect our free cash to continue to increase.

Jon Evans - JWest, LLC — Analyst

Right. Right. But do you — I guess the question — and I didn’t pose it very well; I apologize. Do you think the 65% increases? Or do you think you stay just kind of in that 65% range and then the increases that we’ll get is as the business increases?

Scott Schaeffer — RAIT Financial Trust — CEO

Well, again, that’s a decision that the Board makes on a quarterly basis, looking at the business at that moment and then also forward. So I can’t really sit here today and tell you what the Board is going to do at the end of the third quarter and into the fourth quarter. But we have had it pretty steady in the mid-60’s payout area, ratio area. And we do expect free cash flow to increase. So I don’t know how I can give you any more of a definitive answer.

Jon Evans - JWest, LLC — Analyst

That’s helpful. Sure. Can I — and then the last question I’d like to ask you is, you’ve seen a lot of progress on your multifamily, and obviously your occupancy has stayed pretty strong at 92.6. We’ve seen steady increases in your average effective rate per square foot. It’s kind of just continued to go slowly up. And you’re at $727 now in multifamily. Do you expect that kind of continue to increase as we go through the next 12 months? Or can you just talk a little bit? I know this business is very regional, number one, and you have rents rolling over constantly. So can you give us any kind of sense of your thoughts on rates there?

Scott Schaeffer - RAIT Financial Trust — CEO

I love the multifamily business. I think that there is still room for rental increases within our portfolio. We are — most of the properties in our portfolio are in what I would refer to as secondary markets. There is a lack of new construction in those markets. Most of the new construction you hear about is in the primary coastal markets or in downtown urban areas.

We are still seeing population growth. We still have a situation where homeownership is under pressure. When you put all that together, you have the dynamic for continued stable, high-occupancy rates, and landlords having the ability to push rents. So we believe that there is still room for us to continue pushing rents in this 5% range per year, and don’t see any reason that it should stop, at least for the next couple of years. I mean, it’s hard to look out beyond that period of time.

Jon Evans - JWest, LLC — Analyst

Yes. No, I understand. And I do apologize because I do have one last question. You made a big stride this quarter sequentially on your office occupancy. I know that’s been a little bit of a tough area for you. Can you talk a little bit about continuing to see any kind of momentum on the office side?

Scott Schaeffer - RAIT Financial Trust — CEO

We’re seeing good trends. There has been some momentum. It takes an awful long time to actually source and then negotiate, and enter into an office lease. But what we’re seeing is we’re seeing increased demand and tenants putting out RFPs, and brokers bringing us tenants. That has increased over the last year. And it looks to continue increasing. (multiple speakers) But again, that, like the loan closing business, is a little bit different than leasing a multifamily building. That, again, is a lumpy business because the tenants take so much space.

Jon Evans - JWest, LLC — Analyst

Right, exactly. Okay, hey, thank you.

Scott Schaeffer - RAIT Financial Trust — CEO

You’re welcome.

Operator

Steve DeLaney, JMP Securities.

Steve DeLaney - JMP Securities — Analyst

Thanks for taking my questions. I promise that I’ll be brief. With respect to your hybrid CMBS — and we’ll try not to use the three letter word CLO, if you prefer, because I detect you’d rather just call it a floating rate CMBS, which we’ll comply with. Can you give us — in addition to being nonrecourse, you know, match-funded, I’m assuming your all-in interest expense here may be some benefit — you may have some pickup relative to the bank lines. If I’m correct — and if I’m not, please tell me so — but if I am, could you just approximate in EPS, how much all-in cost saving — interest cost saving there might be under the structure versus using bank financing?

Scott Schaeffer — RAIT Financial Trust — CEO

The bank — let me talk about the warehouse line that we use. That’s LIBOR plus 250 at a 50% leverage. The floating rate CMBS liability are LIBOR plus 185 at 75% leverage. So, it’s a significant pickup.

Steve DeLaney - JMP Securities — Analyst

Right. And when you say leverage, you mean advance rate, right?

Scott Schaeffer — RAIT Financial Trust — CEO

Advance rate. I say (multiple speakers) —

Steve DeLaney - JMP Securities — Analyst

(multiple speakers) You’re 1-to-1, right? There? Leverage.

Scott Schaeffer — RAIT Financial Trust — CEO

We’re 1-to-1 on the bank line.

Steve DeLaney - JMP Securities — Analyst

But 3-to-1 (multiple speakers) —

Scott Schaeffer — RAIT Financial Trust — CEO

It’s 3-to-1 on the CMBS.

Steve DeLaney - JMP Securities — Analyst

Which is huge. And so, there are fees on both sides, but we can look at L plus 185 and L plus 250 and pretty much figure out there should be some net benefit, I assume, in actual interest costs.

Scott Schaeffer - RAIT Financial Trust — CEO

Yes, but Jim is also now correcting me. It’s LIBOR plus 200 on the bank line, not 250.

Steve DeLaney - JMP Securities — Analyst

Oh, okay. (multiple speakers) Well, then okay, so it may be more of a factor of enhanced nonrecourse leverage than necessarily basis point pickup?

Scott Schaeffer - RAIT Financial Trust — CEO

Well, and let’s not lose sight of the fact that it is nonrecourse match-funded. There are no mark to markets. There is no OC or IC test. This is great financing for these types of loans.

Steve DeLaney - JMP Securities — Analyst

So it truly is a better model, because we all know what happened with CMBS CDOs and the commercial mortgage REITs in ‘08 that had whole loans on bank credit facilities. There are some of them who aren’t with us anymore. So I applaud you for the structure, and I think it just means a lot for our business here in commercial mortgage REITs going forward that we’ve got this kind of funding.

My last thing. I said I’d be brief. On the conduit, this is probably nitpicky, but we have had some obviously pricing dislocations go in everywhere in credit assets. So I’m looking at year-to-date, your fees as a percentage of loan principal sold. And I don’t know whether to just call that a fee margin or a gain on sale margin, whatever the right terminology. But year-to-date, you’re at about 6.4% of principal; in the second quarter, it worked out to about 5.7%. Could you just — do you see any trend there? What — for modeling purpose, what would be a comfortable range of, say, fee margin as a percentage of loans sold looking forward over the next six to nine months? I’d rather be conservative than aggressive.

Well, we’ve always maintained that normalized, that the gain on sale should be 3 to 4 points. And again, if you recognize that the warehousing of these loans is 3-to-1, you’re still looking at 12% or 12 points on the equity piece — on our equity. And that’s why we love this business. We’re doing smaller loans, as we’ve always discussed. And, as such, there’s less competition. And accordingly, we’ve been able to price them a little bit wider. I don’t think that will stay that way forever, but we’re still able to maintain those margins.

Steve DeLaney - JMP Securities — Analyst

And you’re — well, you’re — you’re actually beating your long-term expectation. But over time, you’re saying you would expect it to kind of narrow back down to maybe 300 or 400 basis points)?

Scott Schaeffer - RAIT Financial Trust — CEO

Yes, that’s correct.

Steve DeLaney - JMP Securities — Analyst

Thanks for the time, guys. And good quarter.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you.

Operator

Ladies and gentlemen, this concludes the question-and-answer portion for today’s call. I would now like to turn the call back over to Scott Schaeffer for closing comments.

Scott Schaeffer - RAIT Financial Trust — CEO

Well, thank you. And thanks again for joining us, and we look forward to sharing our progress with you next quarter. Thank you.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may all disconnect. Good day, everyone.